Exhibit 99.4

TILRAY, INC.
PROXY FOR SPECIAL MEETING TO BE HELD ON DECEMBER 6, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints, Brendan Kennedy and Mark Castaneda, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Tilray, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held on December 6, 2019 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.
In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW.
This proxy is governed by the laws of the State of Delaware.
IMPORTANT—This Proxy must be signed and dated below.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on December 6, 2019 at 10:00 am local time at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355. The proxy statement/prospectus/ information statement are available at www.pstvote.com/tilrayspecial2019.
THIS IS YOUR PROXY YOUR VOTE IS IMPORTANT!
Dear Stockholder:
We cordially invite you to attend the Special Meeting of Stockholders of Tilray, Inc. to be held at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, Washington 98101-1355, on December 6, 2019, beginning at 10:00 a.m. local time.
Please read the proxy statement/prospectus/information statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3
1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of September 9, 2019 (the “Merger Agreement”) by and among the Company, Privateer Holdings, Inc. (“Privateer”), and Down River Merger Sub, LLC, a copy of which is attached as Annex A to the proxy statement/prospectus/information statement, and the transactions contemplated thereby, including the merger (the “Merger”), the issuance of shares of the Company’s Class 1 common stock and Class 2 common stock to Privateer’s stockholders and optionholders pursuant to the terms of the Merger Agreement and the change of control under Nasdaq rules resulting from the Merger.
☐ FOR
☐ AGAINST
☐ ABSTAIN
2. To approve the amended and restated certificate of incorporation of the Company in the form attached as Annex B to the proxy statement/ prospectus/information statement.
☐ FOR
☐ AGAINST
☐ ABSTAIN
3. To consider and, if necessary, vote upon an adjournment of the Company’s Special Meeting of Stockholders to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2.
☐ FOR
☐ AGAINST
☐ ABSTAIN
Date:
Signature:
Signature:
Title:
Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Voting Instructions
You may vote your proxy in the following ways:
Via Internet:
Login to www.pstvote.com/tilrayspecial2019
Enter your control number (12 digit number located below)
Via Mail:
Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003
CONTROL NUMBER
«Control #»
You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on December 5, 2019.